MERRILL LYNCH KECALP L.P. 1999
                        (A Delaware Limited Partnership)

                  500,000 Units of Limited Partnership Interest

                                AGENCY AGREEMENT

                                                              September __, 1998

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Merrill Lynch World Headquarters
North Tower - 27th floor
World Financial Center
New York, New York 10281-1327

Dear Sirs:

         Merrill Lynch KECALP L.P. 1999, a limited partnership (the "Partnership") organized under the Revised Uniform Limited Partnership Act of the State of Delaware (the "RULPA") by its general partner, KECALP Inc., a Delaware corporation (the "General Partner"), to invest a substantial portion of the funds of the Partnership in privately-offered equity investments (the "Investments") seeking, among other things, capital appreciation, as described in the Prospectus referred to below, proposes to offer for sale 500,000 units of limited partnership interest ("Units") in the Partnership. Each prospective investor subscribing to purchase Units (collectively, the "Subscribers") will be required to execute and deliver a subscription agreement (a "Subscription Agreement"), including a Limited Partner Signature Page and Power of Attorney, substantially in the form thereof attached as Exhibit B to the Prospectus referred to below.

         The Partnership has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (No. 333-59143) and a related preliminary prospectus for the registration of the Units under the Securities Act of 1933, as amended and the registration of the Partnership under the Investment Company Act of 1940, as amended (the "1933 Act" and the "1940 Act", respectively). Such registration statement, as amended, at the time it is declared effective by the Commission is hereinafter referred to as the "Registration Statement" and the final prospectus included therein is hereinafter referred to as the "Prospectus", except that (i) if the Partnership files a post-effective amendment to the Registration Statement, then the term "Registration Statement" shall, from and after the declaration of the effectiveness of such post-effective amendment thereto, refer to the Registration Statement as amended, and the term "Prospectus" shall refer to the amended prospectus included in the Registration Statement as amended, and (ii) if any prospectus filed by the Partnership pursuant to either Rule 497(b) or (d) of the rules and regulations of the Commission under the 1933 Act (the "Regulations") differs from the prospectus on file at the time the Registration Statement or any post-effective amendment thereto becomes effective, the term "Prospectus" shall refer to the Rule 497(b) or (d) prospectus from and after the time it is mailed to the Commission for filing. If the Partnership files a registration statement to register a portion of the Units and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to the registration statements referred to above and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act, and from and after the filing of any such Registration Statement pursuant to Rule 462, the term "Units" herein shall include units of limited partner interest of the Partnership registered pursuant to such Registration Statement.

         Section 1.  Appointment of Agent. On the basis of the  representations,
                     --------------------
warranties and covenants herein contained, but subject to the terms and conditions herein set forth, you are hereby appointed the exclusive agent of the General Partner and the Partnership during the Offering Period herein specified for the purpose of finding qualified Subscribers for the Units for the account of the Partnership through the offering herein contemplated. The Offering Period shall commence on the day that the Prospectus is first made available to you by the General Partner for delivery in connection with the offering for sale of the Units and shall continue until such date as you and the General Partner shall agree upon (such date being hereinafter referred to as the "Offering Termination Date"); provided, however, that unless 75,000 Units are subscribed for, none will be sold and all payments received will be refunded with interest. Subject to the performance by the General Partner and the Partnership of all of their obligations to be performed hereunder, and to the completeness and accuracy of all of the representations and warranties contained herein, you hereby accept such agency and agree on the terms and conditions herein set forth to use your best efforts during the Offering Period to find qualified Subscribers. Your agency hereunder, which is coupled with an interest and, therefore, is not terminable by the General Partner without your permission, except as otherwise expressly so provided in this Section 1, shall continue until the termination of the Offering Period. Any termination of your agency or of this Agency Agreement shall be without obligation on your part or on the part of the General Partner or the Partnership except as provided in Section 6 hereof, and except that the indemnification provided in Section 8 hereof shall continue after such termination of this Agency Agreement.

         Section 2.  Representations  and Warranties of the  Partnership and the
                     -----------------------------------------------------------
General  Partner.  The General  Partner  and the  Partnership  each  represents,
----------------
warrants  and  agrees  with  you for  your  benefit  that:

               (a) At the time the Registration Statement initially becomes effective and at the time any post-effective amendment thereto or new registration statement referred to above becomes effective, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the Regulations and the 1940 Act and the regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and at the time the Registration Statement becomes effective (unless the term "Prospectus" refers to the Rule 497(b) or (d) prospectus, in which case at the time it is mailed to the Commission for filing) and at the Closing Time referred to in Section 4, the Prospectus and any supplemental sales material supplied to you pursuant to Section 5(i) hereof (when read in conjunction with the Prospectus) will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Partnership or the General Partner in writing by you expressly for use in the Registration Statement or Prospectus.

               (b) The Agreement of Limited Partnership governing the Partnership (the "Partnership Agreement") provides for the subscription for and sale of the Units; all action required to be taken by the General Partner and the Partnership as a condition to the subscription for and sale of the Units to qualified Subscribers therefor has been or, prior to the Closing Time referred to below, will have been taken, and, upon payment of the consideration therefor specified in the Subscription Agreement, the Units will constitute valid limited partnership interests in the Partnership, and, on the assumption that the Limited Partners of the Partnership take no part in the control of the Partnership's business, the liability of each such Limited Partner will be limited to the capital contributions which such Limited Partner is obligated to make to the Partnership (subject to the obligation of a Limited Partner to repay
(i) to the Partnership, to the extent provided under RULPA Section 17-608, for a period of one year after any rightful return, any part of his capital contribution rightfully returned to him, but only to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period the capital contribution was held by the
Partnership, and (ii) any funds wrongfully returned or distributed to such Limited Partner), and the Subscribers will be Limited Partners of the Partnership entitled to all the benefits of Limited Partners under the Partnership Agreement and the RULPA. There are no provisions in the Partnership Agreement the inclusion of which, subject to the terms and conditions therein, shall cause the Limited Partners to be deemed to be taking part in the control of the Partnership's business.

               (c) The Partnership is a limited partnership duly organized pursuant to the Partnership Agreement and subject to the RULPA and existing under the laws of the State of Delaware with full power and authority to invest in the Investments and to conduct the business in which it is engaged or proposes to engage, as described in the Prospectus.

               (d) On the date hereof the General Partner is, and at all times through the Closing Time referred to below will be, duly and validly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware with full power and authority to act as General Partner of the Partnership, as described in the Prospectus, and at Closing Time either the General Partner will be qualified to do business as a foreign corporation in New York and each other jurisdiction in which such qualification is necessary in order to enable it to act as General Partner of the Partnership, or the failure so to qualify in any such other jurisdiction will not affect in any material way the General Partner's ability to so act as General Partner.

               (e) The accountants who certified the financial statements of the Partnership included in the Registration Statement are independent public accountants as required by the 1933 Act and the Regulations.

               (f) The financial statements of the Partnership and the General Partner included in the Registration Statement present fairly the financial position of the Partnership and the General Partner as at the dates indicated; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and since the date of the most recent balance sheets included in the Registration Statement through the date hereof there has not been, and through the Closing Time referred to below there will not have been, any material adverse change in the financial position of the Partnership or the General Partner.

               (g) Since December 31, 1997, (i) there has not been any change in the condition, financial or otherwise, of the General Partner, or in the earnings, business affairs or business prospects of the General Partner, whether or not arising in the ordinary course of business, which could materially adversely affect the ability of the General Partner to carry out its obligations to the Partnership and (ii) no action, suit or proceeding at law or in equity is pending or, to the knowledge of the General Partner threatened against or affecting the General Partner, before or by any governmental official, commission, board or other administrative agency, which could materially adversely affect the consummation of this Agency Agreement or the transactions contemplated hereby.

               (h) This Agency Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Partnership and the General Partner.

               (i)  The   Partnership   Agreement  has  been  duly  and  validly
authorized, executed and delivered by or on behalf of the General Partner.

               (j) The execution and delivery of this Agency Agreement, of each Subscription Agreement accepted by the General Partner and of the Partnership Agreement, the incurrence of the obligations herein and therein set forth and the consummation of the transactions described or contemplated herein and therein and in the Prospectus will not constitute a breach of, or default under, any instrument by which the General Partner or the Partnership is bound or any order, rule or regulation applicable to the General Partner or the Partnership or the proposed operation of the Partnership, as described in the Prospectus, of any court or any governmental body or administrative agency having jurisdiction over the General Partner or the Partnership.

               (k) The Partnership is duly registered with the Commission under the 1940 Act as a closed-end, non-diversified, management investment company.

         Section 3. Your  Representations  and  Warranties.  You  represent  and
                    --------------------------------------
warrant that:

               (a) In offering the Units for sale you will not offer the Units for sale, or solicit any offers to buy any Units, or otherwise negotiate with any person in respect of the Units, on the basis of any communications or documents relating to the Units or any investment therein or to the Partnership or investment therein or to the General Partner, other than the Prospectus, the Exhibits attached thereto and any other document, and any cover or transmittal letter, satisfactory in form and substance to the General Partner and counsel for the General Partner.

               (b) You will offer the Units for sale, or solicit offers to buy the Units, or otherwise negotiate with any person with respect to any Units, only as your counsel advise is in compliance with the securities or "blue sky" laws of the jurisdictions designated by you in accordance with the provisions of
Section 5 hereof, which advice of your counsel (which shall not be understood to constitute an opinion of law) may be based upon an examination of the statutes and regulations, if any, of such jurisdictions as reported in standard compilations and upon interpretive advice obtained from representatives of certain securities commissions.

               (c) You will offer the Units for sale in compliance with the requirements as to suitability set forth in Section (b)(2), and as to disclosure set forth in Section (b)(3), of Conduct Rule 2810 of the National Association of Securities Dealers, Inc.

         Section 4. Offering and Sale of Units; Closing Time.
                    ----------------------------------------

               (a) All funds debited from Subscribers' securities accounts maintained by you will be placed promptly in the escrow account maintained by The Bank of New York, as Escrow Agent. In the event the offering of the Units is commenced by you and subscriptions for at least 75,000 Units shall not have been received by the Offering Termination Date, all funds received from Subscribers (if any) shall be returned in full and without interest or deduction of any fee or expenses; and your agency and this Agency Agreement shall terminate without obligation on your part or on the part of the General Partner or the
Partnership, except as provided in Section 6 hereof and except that the indemnification provided in Section 8 hereof shall continue after such termination of this Agency Agreement.

               (b) If on or prior to the Offering Termination Date at least 75,000 Units have been subscribed for and the conditions described in Section 7 hereof are satisfied or waived and the General Partner elects to admit the Subscribers for Units as Limited Partners of the Partnership, then, on the third full business day (or such longer time as you and the General Partner may agree upon) after the earlier to occur of (i) the Offering Termination Date; or (ii) receipt of subscriptions for all 500,000 Units, payment of the purchase price for the Units for which you have found Subscribers, and delivery, with respect to each Subscriber for Units, of a copy of the Subscription Agreement signed by such Subscriber, shall be made at the office of Brown & Wood LLP, One World Trade Center, New York, New York, or at such other place as shall be agreed upon between you and the Partnership, at 10:00 A.M., New York time (the "Closing Time"), provided, however, that, without regard to the date on which the Closing Time occurs, you will provide the General Partner with the opportunity to review and, in its sole discretion, to reject each Subscription Agreement not later than 3 days after the date of such Subscription Agreement.

               (c) Units may be offered to any investor who tenders the amount of the purchase price and who makes the representation that he or she is a Qualified Investor, as described in the Prospectus.

               (d) You shall maintain for five years from the offering Termination Date a record of any information which may be obtained by you to indicate that each Subscriber for Units is within a permitted class of investors under the requirements of Section 4(c).

               (e) You recognize and agree that the desirability of the offering and sale of Units to, and the purchase of Units by, Qualified Investors who are in your employ is adequate and sufficient compensation for your services.

         Section 5. Covenants of the General  Partner and the  Partnership.  The
                    ------------------------------------------------------
General Partner and the Partnership  each covenants with you that:

               (a) They will notify you immediately of, and confirm in writing forthwith, (i) the effectiveness of the Registration Statement and any amendment thereto, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any proceedings for that purpose. They will make every reasonable effort to prevent the issuance of any stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

               (b) They will not file any amendments to the Registration Statement or any amendment or supplement to the Prospectus (including a prospectus filed pursuant to Rule 497(b) or (d) which differs from the prospectus on file at the time the Registration Statements become effective) to which you or your counsel shall object.

               (c) They will deliver to you as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits) as you may reasonably request and will also deliver to you such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as you shall require for the purposes contemplated by the 1933 Act and the 1940 Act.

               (d) They  will  deliver  to you from  time to  time,  before  the
Registration Statement becomes effective, such number of copies of the preliminary prospectus as originally filed and any amended preliminary prospectus, and as soon as the Registration Statement initially becomes effective and thereafter from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the Regulations and the 1940 Act and such number of copies of the Subscription Agreement, Partnership Agreement and the Certificate of Limited Partnership as you may reasonably request.

               (e) During the period when the Prospectus is required to be delivered pursuant to the 1933 Act, the Partnership and the General Partner will comply, so far as they are able, with all requirements imposed upon them by the 1933 Act, as now and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Units during such period in accordance with the provisions hereof and as set forth in the Prospectus.

               (f) If any event relating to or affecting the Partnership, the General Partner, or the proposed operation of the Partnership or Investments as described in the Prospectus shall occur as a result of which it is necessary, in the opinion of your counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a Subscriber, the Partnership and the General Partner will forthwith prepare and furnish to you a reasonable number of copies of an amendment or amendments of or a supplement or supplements to the Prospectus (in form and substance satisfactory to your counsel) which will amend or supplement the Prospectus so that, as amended or supplemented, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a Subscriber, not misleading. For the purposes of this subsection the Partnership and the General Partner will furnish such information with respect to themselves and the Investments as you may from time to time reasonably request.

               (g) The Partnership and the General Partner will endeavor in good faith, in cooperation with you, to qualify the sale of the Units for offering and sale under the applicable securities or "blue sky" laws of such jurisdictions as they may designate (provided, however, that neither the General Partner nor the Partnership will be obligated to file any general consent to service of process or to qualify to do business or to qualify as a securities dealer in any jurisdiction in which they are not so qualified), and will maintain such qualifications in effect for as long as may be required for the distribution of the Units. In each jurisdiction where the Units shall have been qualified as above provided, the Partnership or the General Partner will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

               (h) The Partnership and the General Partner will, so long as any Units remain outstanding, furnish directly to you the following:

                         (i) As soon as practicable after the end of each fiscal
                    year, one copy of the Partnership's annual report, including therein the accountant's report, the balance sheet, the related statements of profit and loss and changes in financial position, together with such accountants' comments and notations with respect thereto in such detail as the Partnership may customarily receive from such accountants;

                         (ii) copies of any  report,  application  or  documents
                    which the Partnership  shall file with the  Commission;  and


                         (iii) as soon as the same  shall be sent to  holders of
                    Units, each communication which shall be or is required to be sent to the holders of Units, including any other annual or interim report of the Partnership.

               (i) They will deliver to you, from time to time, all supplemental sales material (whether designated solely for broker-dealer use or otherwise) proposed to be used or delivered by the Partnership in connection with the offering of Units, prior to the use or delivery to third parties of such material, and they will not use or deliver any such material to which you shall object or which shall be disapproved by your counsel; provided, however, that your failure to object shall in no event be deemed an approval of any such material.

         Section 6. Payment of Expenses and Fees.
                    ----------------------------

               (a) Whether the offering of the Units is ever commenced or, if commenced, whether such offering is terminated for any reason or the sale of the Units is consummated (x) the Partnership shall pay your expenses in connection with the offering and sale of the Units, including, without limitation, your travel expenses, overhead expenses and direct personnel costs and the fees of your counsel; and (y) the Partnership will pay its similar expenses in connection with the offering and sale of Units and the fees and disbursements of its counsel and accountants. The Partnership will also pay all of (i) the expenses (including those incurred by you or your counsel) of preparing, printing and filing the Registration Statement and the Prospectus and all preliminary drafts thereof and any amendments thereof or supplements thereto and of the distribution thereof (including, without limitation, all of your mailing and private courier expenses in connection with the distribution of the Prospectus and the delivery or redelivery to you or the General Partner of the Prospectus in connection with the offer and sale of the Units), (ii) the expenses of qualifying the offers made in the Prospectus and the sales of the Units under, or the establishment of the exemption of such offers or sales under, the securities or "blue sky" laws of the jurisdictions to be designated by you, including, without limitation, filing fees and the fees and disbursements of your counsel incurred in connection therewith, (iii) in the event that you, or you and the General Partner, enter into an escrow deposit agreement, or similar arrangement, providing for the deposit in escrow of the purchase price, in whole or in part, of the Units, all of the fees and expenses in connection therewith, (iv) all accounting and legal fees and expenses and (v) all other expenses in connection with the offering of the Units. In the event that the organizational and offering expenses payable by the Partnership exceeds 1.5% of the proceeds of the offering, the General Partner will bear all expenses in excess of 1.5% of such proceeds.

               (b) If this Agency Agreement is cancelled by you in accordance with the provisions of Section 7(h), the General Partner shall reimburse you for all your out-of-pocket expenses, including the fees, disbursements and expenses of your counsel, and you shall have no liability to the General Partner hereunder.


         Section 7. Conditions to Your Obligations.  Your obligations  hereunder
                    ------------------------------
are subject to the accuracy of and compliance with the representations and warranties of the General Partner and the Partnership; to the performance by the General Partner and the Partnership of their respective obligations hereunder; and to the following further conditions:

               (a) The Registration Statement shall initially become effective not later than 5:30 P.M., New York City time, not later than two business days following the date hereof, or, with your consent, at such later time and date as may be approved by you; at Closing Time no stop order suspending the effectiveness thereof shall have been issued under the 1933 Act or proceeding therefor initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

               (b) At Closing Time you shall receive the opinion of Brown & Wood LLP, counsel for the General Partner, to the effect that the representations and warranties of the General Partner and the Partnership in Sections 2(b), (c),
(d), (h), (i) and (k) and, to the best of such counsel's knowledge, 2(k) are, to the extent that they are statements of law or legal conclusions, true and correct and to the further effect that:

                         (i) No authorization, approval or consent of any governmental authority or agency is necessary in connection with the offer or sale of the Units, except such as may be required under state or Federal securities or "blue sky" laws and such as have already been received;

                         (ii)  The  terms  and  provisions  of the  Subscription
                    Agreement and the Partnership Agreement conform in all material respects to the descriptions thereof contained in the Prospectus;

                         (iii) The Partnership is duly formed and validly existing as a limited partnership under the RULPA; and

                         (iv) Nothing has come to such counsel's  attention that
                    would lead such counsel to believe that the Prospectus or any supplemental sales material supplied to you pursuant to
                    Section 5(i) hereof (when read in conjunction with the Prospectus) at the commencement of the Offering Period or at Closing Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


               (c) At Closing Time the Partnership shall have received the opinion of Brown & Wood LLP, special tax counsel, dated as of the Closing Time, substantially in the form attached as Exhibit (n)(ii) to the Registration Statement, together with a letter stating that you may rely upon such opinion as if it were addressed to you.

               (d) At Closing Time you shall receive a survey, addressed to you and the General Partner and the Partnership, prepared by Brown & Wood LLP and relating to the securities or "blue sky" laws of the jurisdictions designated by you in accordance with the provisions of Section 5, indicating that the appropriate "blue sky" action, if any, was taken in each of such jurisdictions. Such survey (which shall not be understood to constitute an opinion of law) may be based upon an examination of the statutes and regulations, if any, of such jurisdictions as reported in standard compilations and upon interpretive advice obtained from representatives of certain securities commissions.

               (e) At the Closing Time you shall receive a certificate signed by the President or a Vice President of the General Partner to the effect that (i) the signer has examined the Prospectus and the supplemental sales material supplied to you pursuant to Section 5(i) hereof and, in the signer's opinion, at all times from the commencement of the offering Period to the Closing Time the Prospectus and such supplemental sales literature (when read in conjunction with the Prospectus) did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
(ii) the representations and warranties contained in Section 2 hereof are true and correct at the Closing Time with the same effect as though expressly made at such Closing Time.

               (f) At or prior to the Closing Time your counsel shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the sale of the Units being sold at the Closing Time as herein contemplated and related proceedings and in order to evidence the accuracy or completeness of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all actions taken by the General Partner or its affiliates and the Partnership in connection with the offering and sale of such Units, as herein contemplated, shall be satisfactory in form and substance to you and your counsel.

               (g) If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agency Agreement to be fulfilled, this Agency Agreement and all your obligations hereunder may be cancelled by you by notifying the General Partner, in writing or by telegram, of such cancellation, specifying the conditions which have not been fulfilled, at any time at or prior to Closing Time, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in
Section 6 hereof.

         Section 8. Indemnification.
                    ---------------

               (a) The General Partner agrees to indemnify and hold harmless you, and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act, as follows:

                         (i) against any and all loss, liability,  claim, damage
                    and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any
                    supplemental  sales  material  supplied  to you  pursuant to
                    Section 5(i) hereof (when read in conjunction with the Prospectus) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission, or alleged untrue statement or omission, was made in reliance upon and in conformity with written information furnished to the General Partner by you expressly for use in the Registration Statement, Prospectus or supplemental sales material;

                         (ii) against any and all loss, liability, claim, damage
                    and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with
                    the  written   consent  of  the  General   Partner  and  the
                    Partnership;   and

                         (iii) against any and all expense whatsoever (including
                    the fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause
                    (i) or (ii) above. The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus or in the Prospectus or in any supplemental sales material, it shall not inure to your benefit or to the benefit of any person who controls you if you failed to send or give a copy of the Prospectus (as amended or supplemented, if the Partnership shall have furnished any amendment or supplement thereto to you, which shall correct such untrue statement or omission which is the basis of the loss, liability, claim, damage or expense for which indemnification is sought) to the person asserting any such loss, liability, claim, damage or expense prior to or together with any such supplemental sales material and the written confirmation of the receipt of a subscription for Units from such person or at such other time as the Prospectus, as so amended or supplemented, is required under the 1933 Act to be delivered by you to such person. The General Partner agrees to notify you within a reasonable time of the assertion of any claim in connection with the sale of the Units against it or any of them, any of their officers or directors or any of them, any of their officers or directors or any person who controls the Partnership or the General Partner within the meaning of
                    Section 15 of the 1933 Act.

               (b) You agree to indemnify and hold harmless the General Partner and the Partnership and each person who controls either of them within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in Section 8(a), but only with respect to untrue statements or omissions contained in the Registration Statement or Prospectus or any supplemental sales material supplied to you pursuant to
Section 5(i) (when read in conjunction with the Prospectus) made in reliance upon and in conformity with written information furnished to the General Partner by you for use in the Registration Statement, Prospectus or such supplemental sales literature.

               (c) In no case shall an indemnifying party be liable under this indemnity agreement with respect to any claim made against an indemnified party unless such indemnifying party shall be notified in writing (as provided in Section 10) of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify such indemnifying party shall not relieve them from any liability which they may have otherwise than on account of this indemnity agreement.

         Section  9.  Representations,  Warranties  and  Agreements  to  Survive
                      ----------------------------------------------------------
Closing Time. All  representations,  warranties and agreements contained in this
------------
Agency Agreement or contained in certificates of the General Partner or you submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of you or any person who controls you, or by or on behalf of the General Partner or the Partnership, and shall survive Closing Time.

         Section 10. Effective Date of this Agreement and Termination Thereof.
                     --------------------------------------------------------

               (a) This Agreement shall become effective (i) at 5:30 P.M., New York City time, on the day on which the Registration Statement initially became effective, or (ii) at the time of the initial public offering by you, after the Registration Statement initially becomes effective, of the Units, whichever shall first occur. The time of the initial public offering shall mean the time of the release by you, for publication, of the first newspaper advertisement which is subsequently published, relating to the Units or the time at which the Units are first generally offered by you to dealers or Subscribers by letter or telegram, whichever shall first occur.

               (b) You shall have the right to terminate this Agreement by giving the notice indicated below in this Section 10 at any time at or prior to any Closing Time (i) if there shall have been, since the respective dates of which information is given in the Registration Statement, the Prospectus and any supplemental sales material supplied to you pursuant to Section 5(i) hereof, any change in the condition of the Partnership or the General Partner, financial or otherwise, or in the earnings, business affairs, or business prospects of the Partnership or the General Partner, whether or not arising in the ordinary course of business, which could materially adversely affect the Partnership or the ability of the General Partner to carry out its obligations to the Partnership, (ii) if there shall have occurred any outbreak of hostilities or other national or international calamity or crisis, the effect of such outbreak, calamity or crisis on the financial markets of the United States being such as in your judgement would make the offering or delivery of the Units impracticable, or (iii) if trading on the New York Stock Exchange shall have been suspended, or minimum or maximum ranges for prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on such Exchange, or if a banking moratorium shall have been declared by either Federal or New York authorities. If you terminate this Agreement as provided in this Section 10, such termination shall be without liability of any party to any other party except as otherwise provided in Section 6.

               (c) If you elect to terminate this Agency Agreement as provided in this Section 10, you shall promptly notify the Partnership, by telephone or telegram, confirmed by letter.

         Section 11.  Notices and  Authority to Act. All  communications  herein
                      -----------------------------
shall be in writing and, if sent to you, shall be mailed, delivered or telegraphed and confirmed to you at Merrill Lynch World Headquarters, North Tower, 27th floor, World Financial Center, New York, New York 10281-1327, Attention of Mr. John L. Steffens, or, if sent to the General Partner or the Partnership, shall be delivered or telegraphed and confirmed to either of them at Merrill Lynch World Headquarters, South Tower, 23rd floor, World Financial Center, New York, New York 10080-6123, Attention of Mr. Robert F. Tully.

         Section 12. Parties.  This Agency  Agreement shall inure to the benefit
                     -------
of and be binding upon you and the General Partner and the Partnership and your and the General Partner's and the Partnership's respective successors, this Agency Agreement and the conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons and for the benefit of no other person, firm or corporation.

         Section 13.  Governing Law. This Agreement will be governed by the laws
                      -------------
of the State of New York.


         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among you, the General Partner and the Partnership.

                                   Very truly yours,

                                   KECALP INC.


                                   By:__________________________________________
                                               (Authorized Signature)


                                   MERRILL LYNCH KECALP L.P. 1999

                                   By:  KECALP INC.
                                        General Partner


                                   By:__________________________________________
                                               (Authorized Signature)


Confirmed and Accepted
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By:________________________________________
            (Authorized Signature)